UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 14, 2010 (January 12, 2010)

GASTAR EXPLORATION LTD.
(Exact Name of Registrant as Specified in its Charter)

ALBERTA, CANADA	001-32714	38-3324634
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1331 LAMAR STREET, SUITE 1080
HOUSTON, TEXAS 77010
(Address of principal executive offices)

(713) 739-1800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 – Entry into a Material Definitive Agreement

On January 12, 2010, Gastar Exploration Ltd. (the “Company”) entered into an agreement (the “Agreement”) with Palo Alto Investors, LLC and certain of its affiliates (collectively, “Palo Alto”) with respect to certain governance matters of the Company.  Palo Alto is an investment advisory firm that currently owns or exercises control or direction over 4,674,744 common shares of the Company, which represents approximately 9.3% of the Company’s outstanding common shares.

Pursuant to the Agreement, the Company has agreed that no later than January 15, 2010 its board of directors (the “Board”) will appoint a new independent director to the Board and to the nominating committee of the Board (the “Nominating Committee”).  The Company also agreed that its Board will authorize an increase in the size of the Board to six directors at its 2010 annual meeting of shareholders scheduled to be held in June 2010 (the “2010 Annual Meeting”) and take all actions necessary to cause one additional new independent director to be recommended by the Nominating Committee to the Company’s shareholders for election at the 2010 Annual Meeting.  Pursuant to the Agreement, the 2010 Annual Meeting will be held no later than June 15, 2010.  The Company further agreed that no later than January 15, 2010 the Board and the Company’s management will cause the positions of chief executive officer and chairman of the Board to be held by different individuals and will amend the Company’s bylaws to prohibit any one person from holding both positions concurrently.

The Company’s and Palo Alto’s rights and obligations under the Agreement will terminate upon the earlier to occur of: (i) December 31, 2010; (ii) the date 90 days following the date on which Palo Alto and its affiliates own shares of any class of capital stock of the Company that are then entitled to vote generally in the election of directors (“Voting Securities”) that represent, in the aggregate, 5% or less of the Company’s then-outstanding common shares, provided that such ownership has remained at or below 5% for the entire 90-day period; (iii) the date that the Board publicly announces its intention to solicit a proposal for (a) the merger, consolidation, amalgamation, arrangement, share exchange, business combination, liquidation, dissolution, recapitalization, reorganization or other similar transaction involving the Company, (other than any such transaction where the Company is the surviving person or immediately after such transaction the former shareholders of the Company own a majority of the equity interest of the surviving person), (b) the sale or issuance of more than 50% of the capital stock of the Company or its subsidiaries, (c) the sale of more than 50% of the assets or businesses of the Company and its subsidiaries (each a “Sale Proposal”), or (d) publicly approves or recommends to the Company's shareholders their approval of, or their conveyance of any Voting Securities pursuant to, any Sale Proposal; (iv) the date that the Company has entered into a letter of intent, agreement in principle, definitive agreement, or any similar agreement with any party (other than a customary confidentiality agreement) with respect to a Sale Proposal; or (v) the date that any person or group shall have acquired or announced its intention to acquire, including by commencement of a tender offer or exchange offer, beneficial ownership of more than 50% of the Voting Securities

A copy of the Agreement is filed herewith as Exhibit 10.1 hereto, and is incorporated herein by reference.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 –	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 13, 2010, pursuant to the Agreement described above in Item 1.01, the Board appointed Randolph C. Coley as a director and a member of each of the Audit, Nominating and Corporate Governance Committees of the Board.  The appointment of Mr. Coley brings the total number of directors to five, four of whom are independent.  Mr. Coley will stand for election to the Board at the 2010 Annual Meeting. Prior to his retirement in 2008, Mr. Coley was a partner in the Houston, Texas office of the law firm, King & Spalding LLP, where his practice, which began with King & Spalding LLP in 1996, was concentrated in the areas of corporate and securities law.  Currently retired, he serves as a director of Deltic Timber Corporation, a publicly-traded natural resources company focused on the ownership and management of timberland, a position he has held since 1999, and is a member of its audit committee.  Mr. Coley earned his undergraduate degree from Vanderbilt University and graduated with a law degree from Vanderbilt School of law.

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 13, 2010, pursuant to the Agreement described above in Item 1.01, the Board approved a resolution to amend the Company’s bylaws so that (i) the positions of chief executive officer and chairman of the Board are to be held by different individuals and (ii) any one person is prohibited from holding both position concurrently.  The Board further resolved that such amendment to the bylaws be presented to the shareholders at the 2010 Annual Meeting for ratification and adoption, and until such shareholder vote ratifies or reverses such amendment, the foregoing amendment to the bylaws will be effective and valid from the date of the approved resolution.

Item 7.01 – Regulation FD Disclosure

On January 13, 2010, the Company issued a press announcing the execution of the Agreement described in Item 1.01 above and the undertakings required thereby.  A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information presented herein under Item 7.01 and set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits

Exhibit
No.	Description of Document

10.1	Agreement dated January 12, 1010, by and among Gastar Exploration Ltd., Palo Alto Investors, LLC and certain of its affiliates.

99.1	Press Release dated January 13, 1010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GASTAR EXPLORATION LTD.

Date: January 14, 2010	/s/ J. RUSSELL PORTER
J. Russell Porter
Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
No.	Description of Document

10.1	Agreement dated January 12, 1010, among Gastar Exploration Ltd., Palo Alto Investors, LLC and certain of its affiliates.

99.1	Press release dated January 13, 1010.